EXHIBIT 10.1

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FIRST AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT

This FIRST AMENDMENT TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this “First Amendment”) is entered into as of August 10, 2016, among Dynegy Inc., a Delaware corporation, as account party (the “Account Party”), Macquarie Energy LLC, a Delaware limited liability company (“MEL”) and Macquarie Bank Limited, a bank incorporated under the laws of Australia (“MBL”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the LC Reimbursement Agreement referred to below (as amended hereby). The Account Party, MEL and MBL are sometimes referred to herein collectively as the “Parties” and each individually as a “Party.”

RECITALS
WHEREAS, the Account Party, MEL, as “Lender,” and MBL, as “Issuing Bank,” are parties to that certain Letter of Credit Reimbursement Agreement, dated as of September 18, 2014 (as amended, modified or supplemented from time to time, the “LC Reimbursement Agreement”);
WHEREAS, MEL desires to sell and assign to MBL, and MBL desires to purchase and assume from MEL, all of MEL’s rights and obligations in its capacity as the Lender under the LC Reimbursement Agreement and any other documents or instruments related thereto, such sale and assignment to be effective on the First Amendment Effective Date (defined below); and
WHEREAS, the Account Party and MBL, in its capacity as the Lender under the LC Reimbursement Agreement, wish to amend the provisions contained in the LC Reimbursement Agreement as provided herein in accordance with Section 7.3 of the LC Reimbursement Agreement;
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1. Assignment and Assumption/Consent. Effective as of the First Amendment Effective Date, for agreed consideration, MEL hereby irrevocably sells and assigns to MBL, and MBL hereby irrevocably purchases and assumes all rights and obligations in its capacity as Lender under the LC Reimbursement Agreement and other Credit Documents, including, without limitation, all of MBL’s rights and obligations with respect to the Collateral and Intercreditor Agreement and the Security Documents (as defined in the Collateral and Intercreditor Agreement, and such Security Documents together with the Collateral and Intercreditor Agreement are referred to herein as the “Security Documents”) (the “Lender Assignment”). Effective as of the First Amendment Effective Date and in accordance with Section 7.9 of the LC Reimbursement Agreement, the Account Party hereby consents to the Lender Assignment.
SECTION 2. Amendments to LC Reimbursement Agreement. Effective as of the First Amendment Effective Date:
(a)    Section 1.1 of the LC Reimbursement Agreement is hereby amended as follows:
(i)    The definition of “Expiry Date” is hereby deleted and replaced with the following:
“5:00 p.m. New York City time on September 19, 2017.”

(ii)    The definition of “Accession Agreement” is hereby amended by deleting the text “Effective Date” therein and replacing it with “First Amendment Effective Date”.

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(iii)    The definition of “Accession Agreement” is hereby amended by deleting the text “Effective Date” therein and replacing it with “First Amendment Effective Date”;
(b)    Section 3.1 is hereby deleted and replaced in its entirety with the following:
“Letter of Credit Issuance and Expiry Date. Subject to the terms and conditions hereof, the Issuing Bank agrees to issue the Letter of Credit for the account of the Account Party. The Letter of Credit will (i) be denominated in Dollars, (ii) be limited to draws for credit support obligations specifically listed on an annex thereto, (iii) be subject to a reduction in the Stated Amount as expressly provided therein, and (iv) expire on the Expiry Date; provided, however, the Account Party may request one or more one-year extensions of the Expiry Date by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request. Such Application shall be received by the Issuing Bank at least 120 days before the applicable Expiry Date and the Issuing Bank will inform the Account Party no later than 90 days before the applicable Expiry Date whether it elects to extend the Expiry Date of the Letter of Credit for an additional one year term. The option to extend the Expiry Date of the Letter of Credit shall be within the Issuing Bank’s sole discretion and the Account Party acknowledges and agrees that the Issuing Bank shall have no obligation to grant any such extension. If the Issuing Bank agrees to any such extension, upon the request of the Account Party and satisfaction of all conditions applicable to such issuance expressly set forth in this Agreement (and any other conditions with respect to such extension and identified in writing to the Account Party), it will issue a replacement Letter of Credit (in substantially identical form to the then outstanding Letter of Credit (except as otherwise mutually agreed by the Account Party and the Issuing Bank) but with a stated expiration date which is the same as the extended Expiry Date in accordance with the proviso to the second sentence of this Section 3.1) in exchange for the existing Letter of Credit. For the avoidance of doubt, in the event the Stated Amount of the Letter of Credit is reduced as set forth in this Section 3.1(iii), such reduction shall be permanent and in no case will the Stated Amount thereafter be increased without the prior written consent of the Issuing Bank (which consent may be withheld, conditioned or delayed in the sole discretion of the Issuing Bank).”;
(c)    Section 4.1 of the LC Reimbursement Agreement is hereby amended by deleting the word “and” immediately before clause (iv) thereof and inserting the following immediately before the period at the end of such clause (iv):
“, and (v) the most recent list of Disqualified Institutions (as defined in the Credit Agreement), if any, provided by the Account Party to the Credit Agreement Administrative Agent as of the First Amendment Effective Date and any such list (or update to any such list) provided by the Account Party to the Credit Agreement Administrative Agent from time to time”;
(d)    Section 4.3(f) of the LC Reimbursement Agreement is hereby amended by inserting the following text immediately prior to the semi-colon at the end of the last sentence thereof:

“; provided, further, that this clause (f) shall not apply to any Non-Recourse Debt of the Account Party and the Restricted Subsidiaries (except to the extent that the Account Party or any of the Restricted Subsidiaries that are not parties to such Non-Recourse Debt is then directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt that is Indebtedness for borrowed money thereunder and such liability, individually or in the aggregate, exceeds $50,000,000)”;

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(e)    Section 4.3(i) the LC Reimbursement Agreement is hereby amended by (x) deleting the text “this clause (h)” immediately prior to the word “shall” appearing in the proviso thereto and replacing it with the text “this clause (i)”; (y) deleting the closed parenthesis following the text “would constitute a Significant Subsidiary” in such proviso; and (z) inserting a closed parenthesis immediately prior to the text “; or” at the end of such proviso;
(f)    The notice information for the Lender set forth in Section 7.2 of the LC Reimbursement Agreement is hereby deleted and replaced in its entirety as follows:
“Address: Macquarie Bank Limited
1 Martin Place
Sydney NSW 2000
Australia

Attention:	Executive Director, Legal Risk Management Division, Commodities and Financial Markets
Facsimile No.: (+61 2) 8232 4540 Telephone No.: (+61 2) 8232 3333
Email: CFMHoustonLegal@macquarie.com

With a copy to:

Macquarie Bank Limited
c/o Houston Representative Office
Attn: Trade Finance Level 31
500 Dallas Street, Houston, Texas 77002
Telephone: 713-275-6100
Email: CFMHoustonLegal@macquarie.com”;

(g)    Section 7.19 of the LC Reimbursement Agreement is hereby amended by (x) deleting the word “and” immediately prior to the text “(viii)” and replacing it with “,” and (y) inserting the following phrase immediately prior to the “.” appearing at the end of the last sentence thereof:
“, and (ix) to any actual assignee of the Lender (other than a Disqualified Institution (as defined in the Credit Agreement)) that assumes the obligations of the Lender in accordance with Section 7.9 hereof or any prospective assignee of the Lender (other than a Disqualified Institution); provided, however, before any such information that is not otherwise expressly permitted to be disclosed pursuant to this Section 7.19 is provided to any such prospective assignee of the Lender, the identity of such prospective assignee shall have been previously disclosed in writing to the Account Party and such prospective assignee shall have agreed in writing to maintain the confidentiality of such information”;
(h)    The wiring instructions for the Lender set forth in Schedule A to the LC Reimbursement Agreement is hereby deleted and replaced in its entirety as follows:
“Bank            Bank of New York
101 Barclays Street, 8th Floor East
New York, NY 10286-1238
ABA#            021 000 018
SWIFT        IRVTUS3N
Account        8900055375
Account Name    Macquarie Bank Limited, Sydney
Ref:            Dynegy Inc.”;

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(i)    All references to “Macquarie Energy LLC” in the LC Reimbursement Agreement are hereby replaced with “Macquarie Bank Limited”; and
(j)    Except to the extent the context requires otherwise, all references to “Lender and the Issuing Bank,” or similar constructs, in the LC Reimbursement Agreement shall refer solely to Macquarie Bank Limited, in its capacity as Lender.
SECTION 3.     Fees. The Account Party acknowledges and agrees that all fees set forth in the LC Reimbursement Agreement payable to MEL in its capacity as “Lender” under the LC Reimbursement Agreement prior to the First Amendment Effective Date shall continue to be due and payable to MBL, in its capacity as “Lender” under the LC Reimbursement Agreement (as amended hereby) after the First Amendment Effective Date, including, without limitation, the fees set forth in Section 3.7(e), which such fees shall be paid in the amounts and at the times set forth for such payment in Section 3.7(e) until the Termination Date, as such date has been extended by this First Amendment. In addition, as consideration for MEL and MBL entering into this First Amendment, and as a condition to the First Amendment becoming effective, the Account Party shall pay MBL the fee set forth in that certain fee letter between MBL and the Account Party dated as of the date hereof (the “Fee Letter”). If the Account Party requests an additional one-year extension of the LC Reimbursement Agreement prior to September 19, 2017 that satisfies the conditions set forth in Section 3.1 of the LC Reimbursement Agreement and Lender denies such request for extension or otherwise fails to provide such extension (in each case, other than for failure to meet a condition to such extension set forth in the LC Reimbursement Agreement or identified in writing to the Account Party), Lender shall refund the Account Party fifty percent (50.0%) of the fee received by Lender pursuant to the Fee Letter within three (3) Business Days of such denial or, if earlier, on the date of extension requested by the Account Party.
SECTION 4.     Reference To And Effect Upon The Credit Agreement.
(a)    From and after the First Amendment Effective Date, (i) the term “Agreement” in the LC Reimbursement Agreement, and all references to the LC Reimbursement Agreement in any other Credit Document, shall mean the LC Reimbursement Agreement as modified hereby, and (ii) this First Amendment and the Fee Letter shall each constitute a Credit Document for all purposes of the LC Reimbursement Agreement and the other Credit Documents.
(b)    Except as expressly herein set forth, all of the terms, conditions, defined terms, covenants, representations, warranties and all other provisions of the Credit Documents are herein ratified and confirmed and shall remain in full force and effect.
(c)    The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver or relinquishment of any right, power or remedy of the Lender or the Issuing Bank under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. The Lender and the Issuing Bank hereby expressly reserve all of their rights, remedies and claims under the Credit Documents.

SECTION 5.     Effectiveness.    This First Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which each of the following has occurred:
(a)    Execution of Counterparts. The Lender shall have received counterparts of this First Amendment duly executed by each of the Parties hereto.
(b)    Collateral and Intercreditor Agreement. Lender shall have received the Accession Agreement entered into by Macquarie Bank Limited, as Joining Party, and executed by the Account Party, Subsidiaries who are party to

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the Collateral Trust and Intercreditor Agreement and the Collateral Trustee, as security for the payment of the Obligations.
(c)    Officer’s Certificate. Lender shall have received a certificate, dated the First Amendment Effective Date and signed by an officer of the Account Party, certifying compliance with Section 6 hereof and that as of the First Amendment Effective Date, and after giving effect to the First Amendment, no Default or Event of Default has occurred and is continuing.
(d)    Payment of Fees and Expenses. Lender shall have received the fees described herein and the Fee Letter that are due and payable on or before the First Amendment Effective Date. The Lender shall have received reimbursement of all reasonable and documented out-of-pocket expenses (including the reasonable fees, disbursements and other charges of Bracewell LLP as counsel to the Lender and Issuing Bank) invoiced at least one Business Day prior to the First Amendment Effective Date and payable by the Account Party in accordance with the terms of the LC Reimbursement Agreement in connection with the transactions contemplated herein.
SECTION 6.     Representations and Warranties. By its execution below, the Account Party hereby represents and warrants that:
(a)    As of the First Amendment Effective Date, each of the representations and warranties contained in Article VI of the LC Reimbursement Agreement and each other Credit Document are true and correct in all material respects on and as of the First Amendment Effective Date, after giving effect to this First Amendment, as though made on and as of the First Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects on and as of such earlier date; provided that to the extent such representation and warranty is qualified as to materiality, such representation and warranty is true and correct in all respects; provided, however, for purposes of this First Amendment, the representations and warranties contained in Article VI of the LC Reimbursement Agreement are modified as follows:

i.	The reference to the phrase “Effective Date” in clause (e) and clause (f) of such Article shall mean the “First Amendment Effective Date”;

ii.	The reference to “December 31, 2013” in clause (f) of such Article shall mean “December 31, 2015” and the reference to “March 31, 2014” in such clause (f) shall mean “March 31, 2016”; and

iii.	The reference to “December 31, 2013” in clause (g) of such Article shall mean “December 31, 2015.”
(b)    As of the First Amendment Effective Date, the Security Documents remain in full force and effect and, upon the execution and delivery of the Accession Agreement required pursuant to Section 5(b) hereof, such Security Documents cover all Obligations, after giving effect to this First Amendment.
(c)    As of the First Amendment Effective Date, and after giving effect to the First Amendment, no breach or default under any of the Guaranteed Contracts has occurred and is continuing which would entitle the Beneficiary to make a Demand for Payment (as defined in the Letter of Credit).
(d)    The execution, delivery and performance of this First Amendment are within the Account Party’s corporate powers and have been duly authorized by all necessary corporate action.
(e)    This First Amendment has been duly executed and delivered by the Account Party and constitutes a legal, valid and binding obligation of the Account Party, enforceable against the Account Party in accordance with its

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terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 7.     Counterparts, Etc. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any Party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or other electronic transmission a signature page of this First Amendment signed by such Party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Section headings in this First Amendment are included herein for convenience of reference only and shall not constitute part of this First Amendment for any other purpose.
SECTION 8.     Governing Law. This First Amendment and the rights and obligations of the parties under this First Amendment shall be governed by, enforced and construed and interpreted in accordance with the law of the State of New York.

[Signature Pages to follow]

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IN WITNESS WHEREOF, this First Amendment has been executed by the Parties hereto as of the date first written above.

DYNEGY INC., as Account Party

By:	/s/ Siddharth Manjeshwar Name: Siddharth Manjeshwar Title: Vice President and Treasurer

Signature Page to First Amendment to Dynegy LC Reimbursement Agreement

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MACQUARIE BANK LIMITED, as Lender and as Issuing Bank

By:	/s/ Byron den Hertog Name: Byron den Hertog Title: Division Director

By:	/s/ Fiona Smith Name: Fiona Smith Title: Division Director

MACQUARIE ENERGY LLC

By:	/s/ Sherri Brudner Name: Sherri Brudner Title: Division Director

By:    /s/ Joseph Forbes
Name: Joseph Forbes
Title: Division Director

Signature Page to First Amendment to Dynegy LC Reimbursement Agreement

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